Exhibit 99.1

SUBSCRIPTION AGREEMENT

Gold Dragon Enterprises Inc.
12F World Trade Centre
No. 25 Tongxing Street
Zhongshan District, Dalian
People’s Republic of China   116001

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Gold Dragon Enterprises Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Yuan Kun Deng solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Deng.

MAKE CHECK PAYABLE TO: GOLD DRAGON ENTERPRISES INC.

Executed this _____ day of ___________________, 2010.

______________________________________	______________________________________
Signature of Purchaser
______________________________________

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.05	___________	=	US$________________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

GOLD DRAGON ENTERPRISES INC.

By: ________________________________________

Title: ______________________________________